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                                                                    EXHIBIT 21.1


                    Schedule of Subsidiaries of ABC Bancorp


                                                     State of Organization
  Name of Subsidiary                                    or Incorporation
  ------------------                                 ---------------------

  American Banking Company                                   Georgia

  Bank of Thomas County                                      Georgia

  Cairo Banking Company                                      Georgia

  Central Bank & Trust                                       Georgia

  Citizens Security Bank                                     Georgia

  First National Bank of
      South Georgia                                          National Bank

  Heritage Community Bank                                    Georgia

  Merchants & Farmers Bank                                   Georgia

  Southland Bank                                             Alabama

  Tri-County Bank                                            Florida